December 8, 2014

EAGLE ROCK ENERGY PARTNERS, L.P. TO PARTICIPATE IN THE 2014 WELLS FARGO SECURITIES ENERGY SYMPOSIUM
HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chairman and Chief Executive Officer and Robert M. Haines, Senior Vice President and Chief Financial Officer, will be presenting at the 2014 Wells Fargo Securities Energy Symposium in New York, NY on Wednesday, December 10th at 8:00 AM Eastern Time. Mr. Mills and Mr. Haines will also be conducting investor meetings at the conference on December 9th and December 10th.
Accompanying presentation materials will be available the morning of Tuesday, December 9th on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab.

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Senior Vice President and Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations